UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2012

KENTUCKY FIRST FEDERAL BANCORP

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51176	61-1484858
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

479 Main Street, Hazard, Kentucky	41702
(Address of principal executive offices)	(Zip Code)

 (502) 223-1638

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition

On August 17, 2012, Kentucky First Federal Bancorp (the “Company”) issued a press release announcing its unaudited financial results for the twelve and three months ended June 30, 2012. The press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is furnished herewith.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 17, 2012, the Company announced that Mr. Tony Whitaker, Chief Executive Officer of the Company, aged 66, has announced plans to retire from daily activity at the end of 2012. Mr. Whitaker will also retire as President and Chief Executive Officer of the Company’s wholly owned subsidiary, First Federal Savings and Loan Association of Hazard, Kentucky (“First Federal of Hazard”). Mr. Whitaker will remain Chairman of the boards of directors of the Company and First Federal of Hazard.

(c) On August 17, 2012, the Company also announced that Mr. Don D. Jennings will be appointed as Chief Executive Officer of the Company effective upon the retirement of Mr. Whitaker. Mr. Jennings, age 47, has served as President and Chief Operating Officer and as a Director of Kentucky First since its inception in March 2005. He served as President and Chief Executive Officer of Frankfort First Bancorp, Inc., the holding company for the Company’s subsidiary bank, First Federal Savings Bank of Frankfort (”First Federal of Frankfort”), and now serves as Vice Chairman and Chief Executive Officer of First Federal of Frankfort. He has been employed by First Federal of Frankfort since 1991. For further information, see the Company’s press release dated August 17, 2012, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

The following exhibits are filed herewith:

99.1	Press Release dated August 17, 2012

99.2	Press Release dated August 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date:	August 20, 2012	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Operating Officer